SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): November 1, 2000

                             ADEN ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)





         California                     00-18140                 87-0447215
         ----------                     --------                 ----------
       (State or other              (Commission File         (I.R.S. Employer
       jurisdiction of                  Number)           Identification Number)
      incorporation or
        organization)

                     13314 "I" Street, Omaha, Nebraska 68137
               (Address of principal executive offices) (ZIP Code)






               Registrant's telephone number, including area code:
                                 (402) 334-5556

Item 4.   Changes in Registrant's Certifying Accountant

     (a) Owing to the untimely death of Darrell T. Schvaneveldt on or about September 8, 2000, the Registrant's Certifying Accountant, Schvaneveldt and Company of Salt Lake City, Utah, discontinued its practice.

     (b) Schvaneveldt and Company has been the Registrant's principal auditors for the purpose of auditing its financial statements for the fiscal years ending April 30, 1999 and April 30, 1998. At the time of Mr. Schvaneveldt's death, Schvaneveldt and Company was in the process of auditing the Registrant's financial statements for the fiscal year ending April 30, 2000. The reports on the financial statements for the two aforementioned fiscal years did not contain an adverse opinion or a disclaimer of opinion and, except with respect to uncertainty as to whether the Registrant will continue operating as a going-concern, were not qualified or modified as to uncertainty, audit scope or accounting principles. In the two most recent fiscal years and the subsequent interim period through September 8, 2000, the Registrant has had no disagreements with its former principal auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former principal auditors, would have caused Schvaneveldt and Company to make reference to the matter in their reports. The Registrant is unable to include the letter from its former auditors as Exhibit 16 due to the death of Mr. Schvaneveldt.

     (c) On November 1, 2000, the Registrant engaged the services of Crouch, Bierwolf & Associates of Salt Lake City, Utah to act as Registrant's Certifying Accountant. The newly engaged accountant has not been consulted during the two aforementioned fiscal years, and any subsequent interim period prior to engaging the accountant, with respect to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ADEN ENTERPRISES, INC.



                                    By:/s/ Michael S. Luther
                                    Michael S. Luther
                                    Chief Executive Officer

Date: January 17, 2001